Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-4 No.33-91006) of PriCellular Corporation and in the related Prospectus and in the Registration Statement (Form S-8 No. 333-10735) pertaining to the PriCellular Corporation 1994 Stock Option Plan of our report dated January 24, 1997 with respect to the consolidated financial statements and schedules of PriCellular Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 1996


                                                    Ernst & Young LLP

New York, New York
February 4, 1997